UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
Altus Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 13, 2006

Dear Stockholder,

We cordially invite you to attend our 2006 annual meeting of stockholders to be held at 10:00 A.M., local time, on Thursday, July 27, 2006, at the Hotel @ MIT, 20 Sidney Street, Cambridge, MA 02139. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Altus Pharmaceuticals Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend in person.

Sincerely,

John P. Richard
Chairman of the Board

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
PURPOSES:
WHO MAY VOTE:
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Why Did You Send Me this Proxy Statement?
Who Can Vote?
How Many Votes Do I Have?
How Do I Vote?
How Does the Board of Directors Recommend That I Vote on the Proposals?
May I Revoke My Proxy?
What if I Receive More Than One Proxy Card?
Will My Shares be Voted if I Do Not Return My Proxy Card?
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Is Voting Confidential?
What Are the Costs of Soliciting these Proxies?
What Constitutes a Quorum for the Meeting?
Attending the Annual Meeting
Householding of Annual Disclosure Documents
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
The Board of Directors
Committees of the Board of Directors and Meetings
Shareholder Communications to the Board
Compensation of Directors
Executive Officers
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Our Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plans
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
General Policies
Compensation of Chief Executive Officer
Our Committee Meetings
Other
REPORT OF AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Sales of Securities
Director and Executive Officer Compensation
Employment and Consulting Agreements
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
PROPOSAL NO. 2 — INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors
CODE OF CONDUCT AND ETHICS
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
APPENDIX A

June 13, 2006

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 A.M., local time

DATE: July 27, 2006

PLACE: The Hotel @ MIT, 20 Sidney Street, Cambridge, MA 02139

PURPOSES:

1. To elect three Class I directors to serve three-year terms expiring in 2009.

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3. To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Altus Pharmaceuticals Inc. stock at the close of business on May 30, 2006. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at Altus Pharmaceuticals Inc., 125 Sidney Street, Cambridge, MA 02139.

BY ORDER OF THE BOARD OF DIRECTORS

Jonathan I. Lieber
Treasurer

ALTUS PHARMACEUTICALS INC.
125 Sidney Street, Cambridge, Massachusetts 02139
(617) 299-2900

PROXY STATEMENT FOR THE ALTUS PHARMACEUTICALS INC.
2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JULY 27, 2006

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because Altus Pharmaceuticals Inc.’s Board of Directors is soliciting your proxy to vote at the 2006 annual meeting of stockholders and any adjournments of the meeting to be held at 10:00 A.M., local time, on Thursday, July 27, 2006, at the Hotel @ MIT, 20 Sidney Street, Cambridge, MA 02139. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

On June 16, 2006 we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending our 2005 annual report along with this proxy statement, which includes our financial statements for the fiscal year ended December 31, 2005. You can also find a copy of our 2005 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.altus.com.

Who Can Vote?

Only stockholders who owned Altus Pharmaceuticals Inc. common stock at the close of business on May 30, 2006 are entitled to vote at the annual meeting. As of May 31, 2006 there were 22,223,310 shares of Altus Pharmaceuticals Inc. common stock outstanding and entitled to vote. The common stock is our only outstanding class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of Altus Pharmaceuticals Inc. common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and

•	“FOR” ratification of the selection of independent registered public accounting firm for our fiscal year ending December 31, 2006.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	notifying Altus Pharmaceuticals Inc.’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 2 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted as voting on the matter for purposes of electing directors. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Auditors	The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the selection of independent auditors. Abstentions will have no effect on the voting on this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, our Board of Directors believes it is advisable to give stockholders the opportunity to ratify this selection. If our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare Investor Services, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 A.M. local time on Thursday, July 27, 2006 at the Hotel @ MIT, 20 Sidney Street, Cambridge, MA 02139. When you arrive at the Hotel @ MIT, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Investor Services, by calling their toll free number, 1-877-282-1168.

If you do not wish to participate in “householding” and would like to receive your own set of Altus Pharmaceuticals Inc.’s annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Altus Pharmaceuticals Inc. shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your Altus Pharmaceuticals Inc. shares are registered in your own name, please contact our transfer agent, Computershare Investor Services, and inform them of your request by calling them at 1-877-282-1168, via the internet at www.computershare.com or writing them at Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078.

•	If a broker or other nominee holds your Altus Pharmaceuticals Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 31, 2006 for (a) the executive officers named in the Summary Compensation Table on page 16 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of May 31, 2006 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 22,223,310 shares of common stock outstanding on May 31, 2006.

	Shares Beneficially Owned
Name and Address**	Number	Percent

Named Executive Officers
Sheldon Berkle(1)	542,102	2.4%
Don G. Burstyn(2)	174,443	*
Robert Gallotto(3)	169,625	*
Jonathan I. Lieber(4)	211,834	*
Alexey L. Margolin, Ph.D.(5)	432,316	1.9%
Directors
John P. Richard(6)	111,429	*
Richard H. Aldrich(7)	85,041	*
Stewart Hen(8)	4,307,163	18.8%
Peter L. Lanciano(9)	699,394	3.1%
Jonathan S. Leff(10)	4,307,163	18.8%
Manuel A. Navia, Ph.D.(11)	119,930	*
Harry H. Penner, Jr.(12)	1,226	*
Jonathan D. Root, M.D.(13)	3,380,143	15.0%
Michael S. Wyzga(14)	54,514	*
All current directors and executive officers as a group (18 persons)(15)	10,600,552	41.7%
5% or More Stockholders
Warburg Pincus Private Equity VIII, L.P.(16)	4,307,163	18.8%
466 Lexington Avenue, New York, NY 10017
Entities affiliated with U.S. Venture Partners(17)	3,371,421	14.9%
2735 Sand Hill Road, Menlo Park, CA 94025
Vertex Pharmaceuticals Incorporated(18)	2,780,243	11.5%
130 Waverly Street, Cambridge, Massachusetts 02139
Entities affiliated with Nomura International plc(19)	1,956,962	8.7%
Nomura House, 1 St. Martin’s-le-Grand
London EC1A 4NP, United Kingdom

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

**	Unless otherwise indicated, the address of each beneficial owner listed is c/o Altus Pharmaceuticals Inc., 125 Sidney Street, Cambridge, Massachusetts 02139.

(1)	Consists of options to purchase 542,102 shares of common stock. One quarter of the options vested on May 9, 2006, and thereafter an additional 1/48th of the total underlying option grant will vest on a monthly basis, such that all options will be vested after four years. In addition, all of these options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth in the previous sentence.

(2)	Consists of options to purchase 174,443 shares of common stock. 163,540 of such options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. 10,903 of these options have a term of ten years, vesting over two years, with 1/8th of the options vesting every three months. In addition, all of these options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth in the previous sentences.

(3)	Consists of options to purchase 169,625 shares of common stock. 158,422 of such options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. 11,203 of these options have a term of ten years, vesting over two years, with 1/8th of the options vesting every three months. In addition, all of these options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth in the previous sentences.

(4)	Consists of options to purchase 211,834 shares of common stock. 200,931 of such options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. 10,903 of such options have a term of ten years, vesting over two years, with 1/8th of the options vesting every three months. In addition, all of these options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth in the previous sentences.

(5)	Consists of 210,204 shares of common stock and options to purchase 222,112 shares of common stock. 211,209 of such options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. 10,903 of such options have a term of ten years, vesting over two years, with 1/8th of the options vesting every three months. In addition, all of these options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth in the previous sentence.

(6)	Consists of options to purchase 111,429 shares of common stock. 68,687 of such options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. 42,742 of such options have a term of ten years and vested immediately upon grant. In addition, all of the options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth above.

(7)	Consists of 30,527 shares of common stock and options to purchase 54,514 shares of common stock. All options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. In addition, all of these options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth above.

(8)	Consists of the shares owned by Warburg Pincus Private Equity VIII, L.P., and two affiliated partnerships, or collectively, WP VIII, as described in footnote 16 below. Mr. Hen is a partner of Warburg Pincus & Co., or WP, and a managing director and member of Warburg Pincus LLC, or WP LLC. Mr. Hen disclaims beneficial ownership of the shares owned by WP VIII except to the extent of his pecuniary interest therein.

(9)	Consists of 224,398 shares of common stock and options to purchase 222,074 shares of common stock held by Mr. Lanciano and 252,922 shares held in various trusts for the benefit of Mr. Lanciano’s minor children. Does not include 198,000 shares of common stock gifted by Mr. Lanciano to other members of his family. All of the options have a term of ten years and are exercisable until the earlier of three months after Mr. Lanciano ceases to be a member of our board of directors or December 31, 2006. The options were vested as of October 31, 2005.

(10)	Consists of the shares owned by WP VIII as described in footnote 16 below. Mr. Leff is a partner of WP and a managing director and member of WP LLC. Mr. Leff disclaims beneficial ownership of the shares owned by WP VIII except to the extent of his pecuniary interest therein.

(11)	Consists of 71,958 shares of common stock and options to purchase 47,972 shares of common stock. All options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. In addition, all of these options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth above.

(12)	Consists of options to purchase 1,226 shares of common stock. All options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. All options become exercisable as they vest.

(13)	Consists of the shares owned by U.S. Venture Partners and affiliated entities as described in footnote 17 below, in addition to options to purchase 8,722 shares of common stock. All options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. In addition, all of these options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth above. Dr. Root disclaims beneficial ownership of the shares owned by the funds described in footnote 17 except to the extent of his pecuniary interest therein.

(14)	Consists of options to purchase 54,514 shares of common stock. All options have a term of ten years vesting over four years, with 1/16th of the options vesting every three months. In addition, all of these options are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the vesting schedule set forth above.

(15)	Includes options to purchase 2,131,959 shares held by our directors and executive officers.

(16)	Consists of 3,589,246 shares of common stock owned of record by and warrants to purchase 717,917 shares of common stock held by Warburg Pincus Private Equity VIII, L.P. and two affiliated partnerships, or collectively, WP VIII. Warburg Pincus Partners LLC, or WP Partners LLC, a subsidiary of Warburg Pincus & Co., or WP, is the sole general partner of WP VIII. WP VIII is managed by Warburg Pincus LLC, or WP LLC. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC. Messrs. Hen and Leff are general partners of WP and Managing Directors and Members of WP LLC. Each of these individuals disclaims beneficial ownership of the shares held by WP VIII except to the extent of any pecuniary interest therein.

(17)	Consists of 2,947,459 shares of common stock owned of record by and warrants to purchase 359,823 shares of common stock held by U.S. Venture Partners VIII, L.P.; 21,696 shares of common stock owned of record by and warrants to purchase 2,592 shares of common stock held by USVP VIII Affiliates Fund, L.P.; 27,665 shares of common stock owned of record by and warrants to purchase 3,303 shares of common stock held by USVP Entrepreneur Partners VIII-A, L.P.; and 14,778 shares of common stock owned of record by and warrants to purchase 1,765 shares of common stock held by USVP Entrepreneur Partners VIII-B, L.P. Voting and/or dispositive decisions with respect to the shares held by U.S. Venture Partners VIII, L.P, USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners VIII-A, L.P. and USVP Entrepreneur Partners VIII-B, L.P. are made by their managing members: Dr. Root, Timothy Connors, Irwin Federman, Winston Fu, Steven Krausz, David Liddle, Christopher Rust, and Philip Young. Each disclaims beneficial ownership of the shares held by the entities except to the extent of any pecuniary interest therein.

(18)	Consists of 817,749 shares of common stock and warrants to purchase 1,962,494 shares of common stock held by Vertex. Vertex also holds 450,000 shares of redeemable preferred stock, which are not convertible into common stock and which are redeemable at the option of Vertex on or after December 31, 2010, or by us at any time.

(19)	Consists of 1,194,236 shares of common stock owned of record by and warrants to purchase 100,044 shares of common stock held by Nomura International plc; and 552,227 shares of common stock owned of record by and warrants to purchase 110,455 shares of common stock held by Nomura Phase4 Ventures L.P. Nomura Phase4 Ventures Limited, as appointee of Nomura International plc and as manager of Nomura Phase4 Ventures L.P. has voting and investment power over the shares held by Nomura International plc and Nomura Phase4 Ventures L.P. Nomura Phase4 Ventures Limited is a subsidiary of Nomura International plc which is a subsidiary of Nomura Holdings Inc., a publicly traded company. Mr. Yoshiki Hashimoto, the Head of Merchant Banking, Nomura International plc, and Dr. Denise Pollard-Knight, the Head of Nomura Phase4 Ventures, are the only two members of the board of directors of Nomura Phase4 Ventures Limited and both of them, acting together, exercise the voting and investment power of Nomura Phase4 Ventures Limited. Mr. Hashimoto and Dr. Pollard-Knight disclaim beneficial ownership over any of the above shares.

MANAGEMENT

The Board of Directors

Our Restated Certificate of Incorporation and Restated Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of 10 members, divided into three classes as follows: (1) Peter L. Lanciano, John P. Richard, Richard H. Aldrich, and Harry H. Penner, Jr. constitute Class I, (2) Jonathan S. Leff and Jonathan D. Root constitute Class II, and (3) Manuel A. Navia, Sheldon Berkle, Stewart Hen, and Michael S. Wyzga constitute Class III. The terms of each of Mr. Lanciano and Mr. Aldrich will expire at the 2006 annual meeting, and the Board thanks them for their service to the Company.

On June 6, 2006, our Board of Directors voted to nominate Harry H. Penner, Jr., Stewart Hen, and John P. Richard for re-election as Class I directors at the annual meeting for a term of three years to serve until the 2009 annual meeting of stockholders, and until their respective successors have been elected and qualified. The Board has elected to nominate Mr. Hen for election at the 2006 annual meeting into Class I instead of Class III, in order to have classes as equal in number as possible following the expiration at the 2006 annual meeting of the terms of Messrs. Lanciano and Aldrich.

Our restated certificate of incorporation and restated bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. As of the start of the annual meeting, eight directors will be authorized.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company

Sheldon Berkle	60	President and Chief Executive Officer, Director
John P. Richard(1)	48	Chairman of the Board
Stewart Hen (2)(3)	39	Director
Jonathan S. Leff	37	Director
Manuel A. Navia, Ph.D. (2)(3)	59	Director
Harry H. Penner, Jr.(1)	60	Director
Jonathan D. Root(2)	45	Director
Michael S. Wyzga(1)	51	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee.

The following is a brief summary of the background of each of our directors.

Sheldon Berkle joined Altus as our President and Chief Executive Officer in May 2005 and was elected as a member of our board of directors. Prior to joining us, Mr. Berkle served as Executive Vice President of Boehringer Ingelheim Pharmaceuticals Inc. from November 1994 to December 2003. In this position, Mr. Berkle was responsible for United States pharmaceutical operations, including portfolio management, new product launches, commercialization, marketing, sales, business development, mergers and acquisitions, strategic planning and alliance management. Mr. Berkle was also a co-founder of Boehringer Ingelheim Canada, a pharmaceutical company, and served as its Chief Executive Officer from 1989 to 1994. From January 2004 to April 2005, Mr. Berkle was not actively employed. Mr. Berkle holds a B.Sc. in pharmacy from the University of Manitoba and an M.B.A. from the University of Toronto.

John P. Richard has served as chairman of our board of directors since October 2004. Mr. Richard has served as an independent strategic and commercial development advisor in the biotechnology industry since April 1999. He currently serves as Senior Business Advisor to GPC Biotech AG, a biotechnology company, as a partner of Georgia Venture Partners, a biotechnology investing firm, and as a consultant to Nomura Phase4 Ventures. He also serves as a director of Targacept, Inc., Zygogen, LLC, and Metastatix, Inc. Mr. Richard was previously Executive Vice President, Business Development at SEQUUS Pharmaceuticals, Inc., where he was responsible for negotiating the acquisition of SEQUUS by ALZA Corporation. Prior to joining SEQUUS, Mr. Richard held the positions of Vice President, Corporate Development for VIVUS, Inc. and Senior Vice President, Business Development of Genome Therapeutics Corporation, where he was responsible for establishing numerous pharmaceutical alliances. He was also co-founder and original Chief Executive Officer of IMPATH Laboratories, Inc., a leading cancer pathology reference laboratory in the United States. Mr. Richard received his M.B.A. from Harvard Business School and his B.S. from Stanford University.

Stewart Hen has served as a member of our board of directors since May 2004. Mr. Hen has been with Warburg Pincus LLC, a venture capital and private equity firm, since May 2000 and is currently a managing director, where he focuses on investments in the life sciences sector, including biotechnology, pharmaceuticals, specialty pharmaceuticals, drug delivery and diagnostics. Prior to joining Warburg Pincus, he was a management consultant at McKinsey & Company, where he advised pharmaceutical and biotechnology companies on a range of strategic management issues. Prior to joining McKinsey, he worked at Merck in research and development and manufacturing. Mr. Hen is also a director of Allos Therapeutics, Inc. and Neurogen Corporation. Mr. Hen holds an M.B.A. from The Wharton School at the University of Pennsylvania, an M.S. in chemical engineering from the Massachusetts Institute of Technology and a B.S. in chemical engineering from the University of Delaware.

Jonathan S. Leff has served as a member of our board of directors since May 2004. Mr. Leff has been a managing director at Warburg Pincus LLC since January 2000. Mr. Leff is responsible for Warburg Pincus’ North American investment activities in biotechnology, pharmaceuticals and related industries. Prior to joining Warburg Pincus, Mr. Leff was a consultant at Oliver, Wyman & Co. Mr. Leff is a director of Allos Therapeutics, Inc., Neurogen Corporation, InterMune, Inc., Sunesis Pharmaceuticals, Inc. and ZymoGenetics, Inc. Mr. Leff received an A.B. in government from Harvard College and an M.B.A. from Stanford University.

Manuel A. Navia, Ph.D. is one of our founders and has served as a member of our board of directors since 1992. Dr. Navia is a drug discovery and development advisor in the Boston area. Since March 2004, Dr. Navia has been an Executive-in-Residence at Oxford Bioscience Partners, a venture capital firm. In addition, since March 2003, Dr. Navia has served as an advisor and consultant to various companies in the biotechnology industry. Prior to that time, from January 2001 to March 2003, Dr. Navia was Executive Vice President for Research at Essential Therapeutics, Inc., a biotechnology company. He was a founder of The Althexis Company, Inc. in 1997, and served as its President and Chief Executive Officer until January 2001, when it merged with Microcide Pharmaceuticals Inc. to form Essential Therapeutics. From 1989 to 1997, Dr. Navia served as Vice President and Senior Scientist at Vertex. Dr. Navia holds a Ph.D. and an M.S. in biophysics from the University of Chicago and a B.A. in physics from New York University.

Harry H. Penner, Jr. has served as a member of our board of directors since April 2006. Mr. Penner has 28 years of increasing management responsibilities in the pharmaceutical and biotechnology sectors. He is currently the Chairman and CEO and co-founder of Marinus Pharmaceuticals. Prior to co-founding Marinus

Pharmaceuticals, Mr. Penner served as Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new biotechnology companies. From 1993 to 2001, he was President, Chief Executive Officer and Vice Chairman of Neurogen Corporation. Previously, he served as Executive Vice President of Novo Nordisk A/S and President of Novo Nordisk of North America, Inc. from 1988 to 1993. From 1985 to 1988 he was Executive Vice President and General Counsel of Novo Nordisk A/S. He has served more recently as BioScience Advisor to the Governor and the State of Connecticut, as Chairman of the Board of Directors for the Connecticut Technology Council, as Co-Chairman of Connecticut United for Research Excellence, and as Director of the Connecticut Business and Industry Associates. He currently serves on the Boards of Avant Immunotherapeutics, Inc. and Ikonisys, Inc. and chairs the Board of Rib-X Pharmaceuticals, Inc. Mr. Penner holds academic degrees from the University of Virginia (BA), Fordham University (JD), and New York University (LLM, International Law) and has completed senior management programs at Stanford.

Jonathan D. Root, M.D. has served as a member of our board of directors since September 2001. Having joined U.S. Venture Partners, a venture capital firm, in July 1995, Dr. Root is presently a general partner and focuses on investments in therapeutic medical devices, diagnostics, drug discovery tools and services, and biopharmaceutical development. Prior to joining U.S. Venture Partners, Dr. Root spent nine years in clinical practice, most recently on the faculty and clinical staff at The New York Hospital-Cornell Medical Center in New York City, where he was an Assistant Professor of Neurology and Director of the Neurology-Neurosurgery Special Care Unit. Dr. Root holds an A.B. in economics/government from Dartmouth College, an M.D. from the University of Florida College of Medicine, and an M.B.A. from Columbia University.

Michael S. Wyzga has served as a member of our board of directors since May 2004. Mr. Wyzga is Executive Vice President and Chief Financial Officer of Genzyme Corporation, a biotechnology company. Mr. Wyzga joined Genzyme as Vice President and Corporate Controller in March 1998, was promoted to Senior Vice President and Corporate Controller in December 1998, and to Chief Financial Officer in June 1999. Mr. Wyzga became an Executive Vice President of Genzyme in June 2003 and is responsible for its global financial reporting. Prior to joining Genzyme, Mr. Wyzga was Chief Financial Officer for Sovereign Hill Software, Inc. Prior to his role at Sovereign Hill Software, Mr. Wyzga was the Chief Financial Officer for CacheLink Corporation, and prior to that, Mr. Wyzga held various management positions at Lotus Development Corporation, including Vice President of Finance and Director of Plans and Controls. Prior to joining Lotus, Mr. Wyzga held management positions at Digital Equipment Corporation. Mr. Wyzga received an M.B.A. in business administration from Providence College and a B.S. in business administration from Suffolk University.

Our Board has determined that the following continuing members of the Board qualify as independent under the definition promulgated by the Nasdaq Stock Market: Messrs. Hen, Leff, Penner, and Wyzga, and Drs. Root and Navia.

Committees of the Board of Directors and Meetings

Meeting Attendance.  During the fiscal year ended December 31, 2005 there were six meetings of our Board of Directors, and the various committees of the Board met a total of 18 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2005. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders. We completed our initial public offering in January 2006. As a result, the 2006 annual meeting of stockholders will be the first meeting of stockholders that we hold as a public company.

Audit Committee.  Our Audit Committee met four times during fiscal 2005. This committee currently has three members, Messrs. Richard, Penner and Wyzga. Our Audit Committee has the authority to retain and terminate the services of our independent auditors. In addition, our Audit Committee pre-approves the engagement of our independent auditors, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. A copy of the charter of the Audit Committee is attached as Appendix A to this proxy statement. Nasdaq rules require that all members of the audit committee be independent directors, as defined by the rules of the Nasdaq and the SEC, as such standards apply specifically to members of audit committees. The Nasdaq rules also permit a company, such as us, listing on the Nasdaq National Market in connection with its initial public offering to have only one member of the audit committee comply with the independence requirements on the date of listing, provided that a majority of the members satisfy the requirements within 90 days after listing and all of the members satisfy the requirements within one year after listing. Our Board of Directors has determined that Messrs. Penner and Wyzga satisfy the independence requirements for service on the audit committee, and we are seeking one additional independent director to join the audit committee prior to the end of the phase-in period referenced above. The Board has determined that Mr. Wyzga is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee.  Our Compensation Committee met 14 times during fiscal 2005. This committee currently has four members, Messrs. Aldrich and Hen, and Drs. Navia and Root. As noted above, Mr. Aldrich’s term as a director will expire at the 2006 Annual Meeting. In addition, Mr. Hen intends to resign from the Compensation Committee effective upon the 2006 Annual Meeting. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. Our board of directors has determined that all of the members of this committee satisfy the Nasdaq independence requirements for service on the Compensation Committee. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Governance Committee.  Our Nominating and Governance Committee did not meet during fiscal 2005. The committee currently has two members, Mr. Hen and Dr. Navia. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and its committees, and to evaluate and make recommendations as to potential candidates. Our board of directors has determined that Mr. Hen and Dr. Navia satisfy the Nasdaq independence requirements for service on the Nominating and Governance Committee. The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2007 Annual Meeting of Stockholders using the procedures set forth in our Restated Bylaws, it must follow the procedures described in “Notice of Stockholder Business and Nominations.” If a stockholder, who meets the minimum percentage ownership requirements that the Board may establish from time to time, wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, the stockholder should submit the recommendation to the Nominating and Governance Committee in writing, by mail, courier or personal delivery. A nominating recommendation must be accompanied by:

•	the name, address, including telephone number of the recommending shareholder;

•	the number of our shares owned by the recommending shareholder and the time period for which such shares have been held;

•	if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held. Alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held; and

•	a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

A copy of the Nominating and Governance Committee’s written charter is publicly available on our website at www.altus.com.

Compensation Committee Interlocks and Insider Participation.  The members of our Compensation Committee during 2005 were Messrs. Aldrich and Hen, and Drs. Navia and Root. No member of our compensation committee has at any time been an employee of ours. None of our executive officers serves or served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Drs. Root and Navia and Mr. Hen and their affiliates have participated in transactions with us. For a detailed description of these transactions, see the “Certain Relationships and Related Transactions” section of this Proxy Statement.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at (617) 299-2900. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 125 Sidney Street, Cambridge, MA 02139, by contacting our Investor Relations department via e-mail at ir@altus.com or by using the “Comments” page of our website at http://ir.altus.com/contactus.cfm.

Compensation of Directors

Compensation for Board Service

During 2005, our non-employee directors received the following compensation for service on our board of directors and committees thereof:

Name	Cash	Stock Options(1)

John P. Richard	$30,000	55,606
Richard H. Aldrich	20,000	8,722
Lynne H. Brum(2)	10,000	—
Stewart Hen	10,000	—
Peter L. Lanciano	—	—
Jonathan S. Leff	10,000	—
Manuel A. Navia, Ph.D.	20,000	8,722
Harry H. Penner, Jr.	—	—
Jonathan D. Root, M.D.	10,000	—
Michael S. Wyzga	30,000	10,903

(1)	All options have a ten-year term and an exercise price of $3.92 per share, and vest quarterly over four years, except for (a) 30,530 options granted to Mr. Richard, which were fully vested upon grant, (b) 5,451 options granted to Mr. Richard, which have an exercise price of $4.36 per share, and (c) 19,625 options granted on April 3, 2006 to Mr. Penner, which have an exercise price of $22.09 per share. In addition, all of these options, except for those granted to Mr. Penner, may be exercised immediately for shares of restricted stock, which are subject to a repurchase right by us that lapses on the same vesting schedule as the options.

(2)	Ms. Brum resigned from the Board of Directors effective June 9, 2006.

Our Board of Directors has adopted the following policy with respect to compensation of directors, effective as of January 26, 2006. Non-employee directors receive options to purchase 17,444 shares of common stock, vesting quarterly over a four-year period upon initial election to the board, and options to purchase 8,722 shares, vesting quarterly over a four-year period, each year thereafter. They also receive an annual cash retainer of $20,000. Non-employee directors serving as chairs of the nominating and governance committee and the compensation committee also receive an option to purchase 4,361 shares of common stock initially and an option to purchase 2,181 shares each year thereafter, each vesting quarterly over a four-year period, as well as an annual cash retainer of $10,000. The non-employee director serving as the chair of the audit committee also receives an option to purchase 4,361 shares of common stock initially and an option to purchase 2,181 shares each year thereafter, each vesting quarterly over a four year period, as well as an annual cash retainer of $12,500. Non-employee directors serving as members of committees of the board, other than the chairs of those committees, receive an option to purchase 2,181 shares of common stock initially and an option to purchase 1,090 shares each year thereafter, each vesting quarterly over a four-year period, as well as an annual cash retainer of $5,000, for each committee on which such person serves. Continued vesting of the options granted under the policy is subject to continued service on the board.

Peter L. Lanciano.  We have an agreement with Peter L. Lanciano, our director and former Chairman of the Board, President and Chief Executive Officer. Pursuant to the agreement, effective October 29, 2004, Mr. Lanciano resigned from his positions as our Chairman of the Board, President and Chief Executive Officer, as well as from all committees of our board of directors, and was appointed Vice-Chairman of our board of directors. Pursuant to the agreement, Mr. Lanciano provided management transition and support services through October 31, 2005. In 2005, Mr. Lanciano earned $283,000 under this agreement. In November 2005, we amended Mr. Lanciano’s agreement to permit him to exercise any of his stock options that had vested as of October 31, 2005 until the earlier of three months after he ceases to be a member of our board of directors or December 31, 2006. In addition, Mr. Lanciano resigned as Vice Chairman of the Board effective October 31, 2005 but will remain a member of our board of directors until the 2006 annual meeting, at which point his term as a director shall expire.

John P. Richard.  From October 2004 to June 2005, we had an arrangement with Mr. Richard, the chairman of our board of directors, to provide management oversight services during our search for a chief executive officer. For such services, we granted him options to purchase 30,530 shares of our common stock and paid him $66,000 in fees and $53,250 as a bonus in 2005. All options granted to Mr. Richard under this arrangement have an exercise price of $3.92 per share, a ten-year term and were fully vested as of the date of grant.

Pursuant to our Amended and Restated 2002 Employee, Director and Consultant Stock Plan, or the 2002 Stock Plan, in the event of a merger or other reorganization event involving the Company that also constitutes a change of control of the Company, as defined in the 2002 Stock Plan, all options issued to directors, whether or not employees, will become exercisable in full immediately prior to such event.

Executive Officers

The following table sets forth certain information regarding our current executive officers. We have an employment agreement with Sheldon Berkle, our President and Chief Executive Officer. All other executive officers are at-will employees.

Name	Age	Position

Sheldon Berkle	60	President and Chief Executive Officer
Burkhard Blank, M.D.	51	Senior Vice President, Medicine, Regulatory Affairs and Project Management
Alexey L. Margolin, Ph.D.	53	Senior Vice President of Research and Pre-clinical Development and Chief Scientific Officer
Don G. Burstyn, Ph.D.	51	Vice President, Regulatory Affairs and Quality Assurance
Robert Gallotto	41	Vice President, Strategic Planning and Alliance Management
Alan Kimura, M.D., Ph.D.	52	Vice President, Clinical Development and Medical Affairs
Gerhard F. Klement(1)	53	Vice President, Manufacturing and Technical Operations
Jonathan I. Lieber	36	Vice President, Chief Financial Officer and Treasurer
Lauren M. Sabella	46	Vice President of Commercial Development

(1)	Mr. Klement has notified us of his intention to resign his position with us effective June 30, 2006.

Burkhard Blank, M.D. has served as our Senior Vice President, Medicine, Regulatory Affairs and Project Management since June 2006. Prior to joining us, Dr. Blank was Senior Vice President for Medicine and Drug Regulatory Affairs at Boehringer Inglelheim USA. Prior to this, Dr. Blank established the International Project Management Department at Boehringer Ingelheim GmbH, which had worldwide responsibility for the planning and monitoring of all Phase I-IV development projects and for drug regulatory affairs with international submissions. Dr. Blank was also a member of Boehringer’s International Development Committee, which was responsible for steering Boehringer’s global drug development portfolio. Dr. Blank holds a medical degree in internal medicine from Universitaet Marburg, Germany.

Alexey L. Margolin, Ph.D. has served as our Chief Scientific Officer since August 2004 and as our Senior Vice President of Research and Pre-clinical Development since June 2006. He served as our Vice President of Science from 1996 to 2004 and as our Director of Research from 1993 to 1996. Prior to joining us, Dr. Margolin was responsible for biocatalysis activities on a global basis at Merrell Dow Research Institute. From 1986 to 1988, he worked at the Massachusetts Institute of Technology on enzyme-catalyzed processes. In 2003, Dr. Margolin was elected a fellow of the American Institute of Medicine and Biological Engineering. Dr. Margolin received his M.S. in chemistry and Ph.D. in bio-organic chemistry from Moscow University.

Don G. Burstyn, Ph.D. has served as our Vice President, Regulatory Affairs and Quality Assurance since July 2004. Dr. Burstyn currently represents the Biotechnology Industry Organization on the Product Quality Research Institute Steering Committee. Before joining us, Dr. Burstyn served as Vice President of Regulatory Affairs for Alkermes, Inc., a biotechnology company, from December 1993 to March 2004, where he was responsible for leading that company’s activities related to the approvals of Nutropin Depot and Risperdal Consta. From 1987 to 1993, Dr. Burstyn held various management positions at Biogen, Inc., including Director of Quality and Director of Development Operations. Dr. Burstyn worked from 1979 to 1987 as a microbiologist at the FDA. He was awarded an FDA Award of Merit in 1985 and an FDA Group Recognition Award in 1991. Dr. Burstyn holds a B.S., an M.S. and a Ph.D. in microbiology from the University of Maryland, where he received the Isabel R. McDonald Memorial Award in 1979.

Robert Gallotto currently serves as our Vice President, Strategic Planning and Alliance Management. From January 2003 through December 2005, Mr. Gallotto served as our Vice President, Commercial Development and Alliance Management. Mr. Gallotto joined us in July 2001 as Director of Commercial Development where he was responsible for marketing, product planning and business development. Before joining us, Mr. Gallotto served as Vice President of Marketing and Business Development at Sage BioPharma, Inc., a pharmaceutical company, from August 1999 to June 2001. From January 1996 to July 1999, Mr. Gallotto served in various positions at Serono, Inc. and Biogen, Inc., where he was responsible for overall brand positioning, product launch planning, strategic planning and key alliance management for a portfolio of drugs including Gonal-F and Avonex. From 1987 to 1995, Mr. Gallotto served in various positions in sales, marketing and managed healthcare with The Upjohn Company. Mr. Gallotto received a B.S. in biology from Stonehill College.

Alan Kimura, M.D., Ph.D. has served as our Vice President, Clinical Development and Medical Affairs since May 2005. Prior to joining us, Dr. Kimura was Executive Director, Clinical Affairs at Transkaryotic Therapies, Inc., a pharmaceutical company, from June 2001 to May 2005, where he was involved in the clinical development of protein-based therapies for rare genetic diseases. Before joining Transkaryotic Therapies, Dr. Kimura was the Director of Clinical Development at Biochem Pharma, Inc., a pharmaceutical company, from July 1999 to June 2001. Prior to that, Dr. Kimura held various positions in clinical research and medical affairs at SmithKline Beecham Biologicals S.A. and the Wyeth-Lederle Vaccines division of American Home Products Corporation. Dr. Kimura also held bacteriology research positions in the research departments of the Praxis Biologicals and Lederle Biologicals divisions of American Cyanamid Company. Dr. Kimura received his M.D. from the University of Miami School of Medicine. He received a Ph.D. and M.S. in microbiology from the University of California, Davis and a B.A. in bacteriology from the University of California, Berkeley.

Gerhard F. Klement has served as our Vice President, Manufacturing and Technical Operations since November 2005. Prior to joining us, from June 2005 to October 2005, Mr. Klement served as Chief Technology Officer for the worldwide Biologics and Chemicals Group at Lonza Biologics, a contract manufacturer, where he was responsible for new technologies and business development. From 2003 to June 2005, Mr. Klement was the Head of Operations, USA and Chief Operating Officer Biopharmaceuticals, Worldwide at Lonza Biologics. In 2002, Mr. Klement was a self-employed consultant. From 1994 to 2002, Mr. Klement held various positions in manufacturing and engineering at Serono, Inc., a biotechnology company. Mr. Klement holds a B.Sc. from the University of Agriculture in Vienna, Austria. He received executive training in general management and leadership from IMD — International Institute for Management Development in Lausanne, Switzerland and Babson College.

Jonathan I. Lieber currently serves as our Vice President, Chief Financial Officer and Treasurer. Mr. Lieber joined us in July 2002 as our Vice President, Finance. From 1998 to June 2002, Mr. Lieber was a member of SG Cowen’s Health Care Investment Banking Group, most recently as a vice president focused on the biotechnology and specialty pharmaceuticals sectors. Prior to joining SG Cowen, Mr. Lieber was a member of the Health Care and High Yield Groups at Salomon Brothers Inc. Mr. Lieber received an M.B.A. in finance from the Stern School of Business of New York University and a B.Sc. in business administration from Boston University.

Lauren M. Sabella has served as our Vice President of Commercial Development since May 2006. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals Inc. for 18 years in positions of increasing responsibility. Most recently, Ms. Sabella served as Vice President Sales, Eastern Zone. Previously, she was Executive Director, Marketing in Boehringer’s Respiratory Medicine area, a key therapeutic franchise with several products including Atrovent®, Combivent®, and Spiriva® indicated for the treatment of COPD. Ms. Sabella holds a B.B.A from Hofstra University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth summary information as to compensation earned by our Chief Executive Officer, our four other most highly compensated executive officers who were employed by us as of December 31, 2005 and earned more than $100,000 in salary and bonus for the year ended December 31, 2005, and one additional executive officer who was not employed by us as of December 31, 2005 but who earned more than $100,000 in salary and bonus for the year ended December 31, 2005.

					Long-Term Compensation
					Awards		Payouts
		Annual Compensation				Securities
				Other	Restricted	Underlying
				Annual	Stock	Options/	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Awards	SARs (#)	Payouts	Compensation

Sheldon Berkle	2005	$244,615	$253,500	—	—	593,109	—	$10,245	(2)
President and	2004	—	—	—	—	—	—	—
Chief Executive Officer(1)
Don G. Burstyn,	2005	$256,875	$43,669	—	—	15,263	—	$10,860	(4)
Ph.D., Vice President,	2004	$120,192	$25,000	—	—	159,180	—	$966	(4)
Regulatory Affairs and Quality Assurance(3)
Robert Gallotto,	2005	$210,000	$42,000	—	—	27,890	—	$10,729	(5)
Vice President,	2004	$200,325	$38,000	—	—	47,973	—	$10,904	(5)
Strategic Planning and Alliance Management
Jonathan I. Lieber	2005	$206,000	$41,200	—	—	26,480	—	$10,734	(6)
Vice President,	2004	$198,430	$38,000	—	—	32,708	—	$11,089	(6)
Chief Financial Officer and Treasurer
Alexey L. Margolin, Ph.D.,	2005	$271,282	$48,831	—	—	26,954	—	$10,859	(7)
Senior Vice President	2004	$269,585	$52,000	—	—	45,792	—	$11,140	(7)
of Research and Pre-clinical Development and Chief Scientific Officer
Martin D. Williams	2005	$263,039	$30,000	—	—	141,735	—	$10,755	(9)
Former Vice President and	2004	—	—	—	—	—	—	—
Head of Corporate Development(8)

(1)	Mr. Sheldon Berkle was appointed our President and Chief Executive Officer in May 2005.

(2)	Represents $9,450 in matching contributions under our 401(k) plan and $795 in life insurance premiums in 2005.

(3)	Dr. Burstyn joined the company in July 2004.

(4)	Represents $966 in life insurance premiums in 2004 and $9,450 in matching contributions under our 401(k) plan and $1,410 in life insurance premiums in 2005.

(5)	Represents $9,225 in matching contributions under our 401(k) plan and $1,679 in life insurance premiums in 2004 and $9,450 in matching contributions under our 401(k) plan and $1,279 in life insurance premiums in 2005.

(6)	Represents $9,225 in matching contributions under our 401(k) plan and $1,864 in life insurance premiums in 2004 and $9,450 in matching contributions under our 401(k) plan and $1,284 in life insurance premiums in 2005.

(7)	Represents $9,225 in matching contributions under our 401(k) plan and $1,915 in life insurance premiums in 2004 and $9,450 in matching contributions under our 401(k) plan and $1,409 in life insurance premiums in 2005.

(8)	Mr. Williams was employed by us from January 2005 through December 2005.

(9)	Represents $9,450 in matching contributions under our 401(k) plan and $1,305 in life insurance premiums.

Option Grants in Our Last Fiscal Year

The following table shows information regarding stock options granted to the executive officers named in the summary compensation table above during our fiscal year ended December 31, 2005.

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options/SARs	Exercise		Annual Rates of
	Underlying	Granted to	or Base		Stock Price Appreciation
	Options/SARs	Employees in	Price	Expiration	for Option Term(2)
Name	Granted (#)(1)	Fiscal Year	($/Share)	Date	5%	10%

Sheldon Berkle	566,943	37.5%	$3.92	May 8, 2015	$11,629,940	$19,835,145
Don G. Burstyn	17,444	1.2%	$3.92	January 26, 2015	$357,836	$610,298
Robert Gallotto	37,069	2.5%	$3.92	January 26, 2015	$760,412	$1,296,901
Jonathan I. Lieber	21,805	1.4%	$3.92	January 26, 2015	$447,295	$762,873
Alexey L. Margolin, Ph.D.	34,889	2.3%	$3.92	January 26, 2015	$715,693	$1,220,631
Martin D. Williams(3)	141,735	9.4%	$3.92	January 4, 2015	$2,907,470	$4,958,760

(1)	The options were granted pursuant to our 2002 Employee, Director and Consultant Stock Plan, which was amended and restated upon the completion of our initial public offering on January 26, 2006. Other than the options granted to Sheldon Berkle, the options granted to the above named executive officers are immediately exercisable for restricted stock, subject to a repurchase right. The options vest or alternatively the repurchase rights on any restricted stock lapse quarterly over a four-year period from the date of grant. The type and vesting schedule of Mr. Berkle’s options is included in the description of his employment agreement below.

(2)	Options were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant, as determined by our board of directors. The potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term of the option. These numbers are calculated based on SEC requirements and do not reflect projections or estimates of future stock price growth. Potential realizable values are computed by:

•	multiplying the number of shares of common stock underlying each option by $15.00 per share, which was our initial public offering price per share;

•	assuming that the total stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option; and

•	subtracting from that result the total option exercise price.

Actual gains, if any, on stock option exercises will be dependent on the future performance of the common stock. The percentage of total options granted is based on an aggregate of 1,512,428 options granted by us to our employees in 2005, including the executive officers listed in the table above.

(3)	At December 31, 2005, Mr. Williams was no longer employed by us. As a result, 115,161 of his unvested options were cancelled in December 2005 and 26,574 vested options remain exercisable until September 30, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information regarding exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2005. The table also shows the aggregate value of options held by each executive officer named in the Summary Compensation Table as of December 31, 2005. Because there was no public trading market for our common stock as of December 31, 2005, the value realized upon the exercise of options and the value of the unexercised in-the-money options at year-end have been calculated using our initial public offering price of $15.00 per share minus the applicable per share exercise price.

	Shares		Number of Securities Underlying		Value of the Unexercised
	Acquired		Unexercised Options		In-the-Money Options
	on	Value	at Fiscal Year-End		at Fiscal Year-End
Name	Exercise	Realized(1)	Exercisable(2)	Unexercisable	Exercisable	Unexercisable

Sheldon Berkle	—	$—	490,434	76,509	$5,434,000	$847,720
Don G. Burstyn	—	$—	159,180	—	$1,763,714	—
Robert Gallotto	—	$—	141,735	—	$1,519,398	—
Jonathan I. Lieber	—	$—	185,346	—	$2,053,634	—
Alexey L. Margolin, Ph.D.	13,083	$45,006	195,158	—	$2,107,892	—
Martin D. Williams	—	$—	26,574	—	$294,440	—

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)	All of these options may be exercised immediately for shares of restricted stock, which are subject to a repurchase right by us that lapses on the same vesting schedule as the options.

Equity Compensation Plans

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005.

(c)
Number of Securities
Remaining Available
	(a)	(b)	for Future Issuance
	Number of Securities to	Weighted-Average	Under Equity
	be Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders(1)	3,056,795	$4.27	1,497,030
Equity compensation plans not approved by security holders	—	—	—
Total	3,056,795	$4.27	1,497,030

(1)	These plans consist of our 1993 Stock Option Plan and our Amended and Restated 2002 Employee, Director and Consultant Stock Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Sheldon Berkle.  We entered into an employment agreement with Sheldon Berkle, our President, Chief Executive Officer and a director in May 2005. Pursuant to the agreement, Mr. Berkle receives an annualized base salary of $400,000 and has an opportunity to earn an annual performance bonus of up to 50% of his salary, based on achievement of a series of personal and corporate objectives that our board of directors and

Mr. Berkle define annually. Mr. Berkle also received a signing bonus of $153,500. Such bonus replaced a loan from us to Mr. Berkle in the amount of $150,000 at the commencement of his employment, which loan was repaid prior to the filing of the registration statement relating to our initial public offering. He will be required to repay $75,000 of the bonus amount in the event that he voluntarily terminates his employment or is terminated for cause before May 9, 2007, less the amount of taxes he incurred in connection with his receipt of such portion of the bonus. Pursuant to the employment agreement, Mr. Berkle will be entitled to 12 months’ severance at a rate equal to his then-current base salary in the event that we terminate his employment without cause or he resigns for good reason, or if he resigns for good reason within six months after a change in control, as defined in our 2002 Stock Plan. We have agreed, in these circumstances, to assume payments under Mr. Berkle’s house and automobile leases in the Boston area for the 12-month severance period, or, if shorter, until the expiration of the respective terms of the leases, up to an aggregate of $25,000. Upon appointment as our President and Chief Executive Officer, Mr. Berkle received options to purchase 566,943 shares of our common stock at an exercise price of $3.92 per share. One quarter of the options vested on the first anniversary of his employment, with the balance vesting monthly for three additional years. Of the 566,943 options, options to purchase 490,434 shares are immediately exercisable for shares of restricted stock, which are subject to a repurchase right by us that lapses based on the same vesting schedule as the options.

Acceleration of Vesting of Stock Options Upon a Change of Control.  Pursuant to our 2002 Stock Plan, in the event a merger or other reorganization event also constitutes a change of control, all options issued to directors, whether or not employees, shall become exercisable in full immediately prior to such event.

Pursuant to the stock option agreements with our executive officers, in the event that within one year after the date of a change in control, as defined in our 2002 Stock Plan,

•	the executive officer is terminated for any reason other than cause, as defined in our 2002 Stock Plan, or

•	the executive officer, as a condition to his or her remaining an employee, is required to relocate at least 50 miles from his or her current location of employment, or

•	there occurs a material adverse change in the executive officer’s duties, authority or responsibilities which causes his or her position with us to become of significantly less responsibility or authority than his or her position was immediately prior to the change in control, or

•	there occurs a material reduction in the executive officer’s base salary from the base salary received immediately prior to the change in control,

the executive officer’s options will be fully vested and immediately exercisable as of the date of his or her last day of employment, unless the options have otherwise expired or been terminated pursuant to their terms or the terms of our 2002 Stock Plan.

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

This report is submitted by the Compensation Committee, which is responsible for establishing and administering our executive compensation policies and stock option plans. In 2005, this committee was composed of Messrs. Aldrich and Hen, and Drs. Navia and Root, none of whom is an employee of ours. As noted above, Mr. Aldrich’s term as a director will expire at the 2006 Annual Meeting. This report addresses the compensation policies for fiscal year 2005 as they affected Sheldon Berkle, in his capacity as President and Chief Executive Officer, and our other executive officers.

General Policies

Under the supervision of the Committee, we have developed and implemented compensation policies, plans and programs which (i) provide a total compensation package which is intended to be competitive within the industry so as to enable us to attract and retain high-caliber executive personnel, and (ii) seek to align the financial interests of our employees with those of our stockholders by relying heavily on long-term incentive compensation that is tied to performance.

The primary components of executive compensation include base salary, an annual bonus opportunity and long-term equity incentives in the form of stock options. We rely on annual cash incentives and stock options to motivate our executive officers and other employees. This allows us to retain cash for research and development projects. All of our executive officers named in the Summary Compensation Table on page 16 receive equity-based compensation awards under our 2002 Stock Plan as part of their compensation. The equity compensation granted to Mr. Berkle and to our other executive officers is determined by the Committee. Equity-based compensation awards granted by the Committee take into account each executive officer’s scope of responsibility and specific assignments, strategic and operational goals applicable to the executive officer, anticipated actual performance levels and contributions of the officer towards reaching those performance levels, and competitive market data for similar positions at biotechnology companies of similar size and stage of development. The Committee assigns no specific weight to any of the foregoing factors when making determinations as to the size of stock option grants.

The executive officers are also eligible to earn an annual cash bonus, the amount of which is based upon (i) the position level of the executive officer, (ii) the achievement of corporate objectives, and (iii) the attainment of specific individual non-financial performance objectives.

With respect to each executive officer other than the Chief Executive Officer, the Committee meets annually with the Chief Executive Officer to review the officer’s performance over the prior year, based upon achievement of strategic and operational performance goals applicable to the responsibilities of the particular officer. For example, review of the performance of principal scientific officers would include our progress made with respect to the clinical and pre-clinical development of our various product candidates; and review of the performance of the Chief Financial Officer would include efficiencies achieved in financial operations and use and management of corporate funds. With respect to the Chief Executive Officer, the Committee meets annually to review his performance over the preceding year, based upon achievement of strategic and operational performance goals applicable to the entire company, including progress in clinical and pre-clinical development of product candidates, business development objectives including collaborations and licensing agreements and financial objectives. In addition, grants to either the Chief Executive Officer or the other executive officers may be made periodically throughout the year by the Committee in the event of achievement of other corporate goals and objectives, based on criteria determined by the Committee as circumstances warrant.

The Committee believes that executive compensation should be sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward executives for achieving the strategic, financial and scientific goals essential to our long-term success and growth in stockholder value. To this end, the Committee assesses executive compensation by applying the following key principles: that executive compensation should depend upon the Company’s performance and individual performance; that the interests of executives should be closely aligned with those of stockholders through equity-based compensation; and that compensation should be appropriate and fair in comparison to the compensation provided to executives within the biotechnology industry and by other companies of our size and complexity.

Compensation of Chief Executive Officer

The Committee has reviewed all components of Mr. Berkle’s compensation, including salary, annual cash incentives and long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to Mr. Berkle and cost to us of all perquisites and other personal benefits, and potential severance and change-in-control scenarios. In 2005, Mr. Berkle received salary, cash bonus and stock options. Based on this review, the Committee found Mr. Berkle’s total compensation in the aggregate to be reasonable and not excessive.

It should be noted that when the Committee considers any component of the Chief Executive Officer’s total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the Committee’s decisions. In addition, it is the Committee’s policy to make most compensation decisions in a two-step process, as described below.

Our Committee Meetings

At the first Committee meeting during the year, the Chief Executive Officer and other executive officers’ proposed compensation is presented, reviewed and analyzed in the context of all the components of their total compensation. Members then have additional time between meetings to ask for additional information and to raise and discuss further questions. The discussion is continued at a second Committee meeting, after which a vote is taken.

Other

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to each of the Company’s President and Chief Executive Officer and its other most highly compensated executive officers. The Company does not believe that Section 162(m) will generally have an effect on the Company because of the current and anticipated compensation levels of its executive officers, including the President and Chief Executive Officer. However, the Compensation Committee intends to periodically review the potential consequences of Section 162(m) and may structure the annual cash incentive awards under the Company’s annual incentive plan to comply with certain exemptions available under Section 162(m) for certain performance-based compensation.

Members of the Altus Pharmaceuticals Inc.
Compensation Committee

Jonathan D. Root, M.D.
Richard H. Aldrich
Stewart Hen
Manuel A. Navia, Ph.D.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the Board, which is available on our website at www.altus.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2005, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended 2005 with management and Deloitte & Touche LLP, our independent registered public accounting firm;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board (United States) Statement on Accounting Standards (“SAS”) No. 61 (“Communications with Audit Committees”) as amended by SAS 89 and SAS 90, and Rule 2-07 of Regulation S-X; and

•	Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Deloitte & Touche LLP the Audit Committee’s independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Members of the Altus Pharmaceuticals Inc.
Audit Committee

Michael S. Wyzga
John P. Richard
Harry H. Penner, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports required to be filed to date pursuant to Section 16(a) of the Exchange Act have been filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions that we entered into with our executive officers, directors or 5% stockholders since January 1, 2003. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future related party transactions will be approved by our audit committee.

Sales of Securities

On May 21, 2004, Warburg Pincus, one of our principal stockholders, and affiliated entities, purchased 7,413,222 shares of our Series C convertible preferred stock at a price of $4.3147358 per share and warrants to purchase 1,630,914 shares of our Series C convertible preferred stock at an exercise price of $4.3147358 per share, for an aggregate purchase price of $31,986,094. These shares and warrants to purchase Series C convertible preferred stock were converted into 3,263,251 shares of our common stock and warrants to purchase 717,917 shares of common stock at the time of our initial public offering. In addition, in connection with that conversion, accrued dividends on the shares of Series C convertible preferred stock of $4,889,929 were converted into 325,995 shares of our common stock. Warburg Pincus and its affiliated entities are entitled to designate up to two individuals to our board of directors and we have agreed to nominate and use our reasonable efforts to cause Warburg Pincus’ designees to be elected. Messrs. Hen and Leff are managing directors of Warburg Pincus and are the current members of our board of directors designated by Warburg Pincus.

On May 21, 2004, U.S. Venture Partners VIII, L.P., one of our principal stockholders, and affiliated entities, purchased 1,907,741 shares of our Series C convertible preferred stock at a price of $4.3147358 per share and warrants to purchase 419,704 shares of our Series C convertible preferred stock at an exercise price of $4.3147358 per share, for an aggregate purchase price of $8,231,398. These shares and warrants to purchase Series C convertible preferred stock were converted into 839,773 shares of our common stock and warrants to purchase 184,749 shares of common stock at the time of our initial public offering. In connection with that conversion, accrued dividends on the shares of Series C convertible preferred stock of $1,258,389 were converted into 83,891 shares of our common stock. Dr. Root is a general partner of U.S. Venture Partners and is the current member of our board of directors designated by U.S. Venture Partners.

On May 21, 2004, Nomura International plc, one of our principal stockholders, and affiliated entities, purchased 1,140,570 shares of our Series C convertible preferred stock at a price of $4.3147358 per share and warrants to purchase 250,926 shares of our Series C convertible preferred stock at an exercise price of $4.3147358 per share, for an aggregate purchase price of $4,921,258. These shares and warrants to purchase Series C convertible preferred stock were converted into 502,071 shares of our common stock and warrants to purchase 110,455 shares of common stock at the time of our initial public offering. In connection with that conversion, accrued dividends on the shares of Series C convertible preferred stock of $752,346 were converted into 50,156 shares of our common stock.

The holders of the above described shares of our convertible preferred stock and warrants to purchase shares of our convertible preferred stock are entitled to registration rights. See “Description of Capital Stock — Registration Rights,” incorporated herein by reference to our Registration Statement on Form S-1, Registration No. 333-129037.

Director and Executive Officer Compensation

Please see “Management — Compensation of Directors” for a discussion of options granted and payments made to our non-employee directors. Please see the Summary Compensation Table and “Executive Compensation — Option Grants in Our Last Fiscal Year” for additional information regarding compensation of our executive officers.

Employment and Consulting Agreements

We have entered into an employment agreement with Mr. Berkle, our President and Chief Executive Officer, and into other agreements with our executive officers. For information regarding these agreements, please refer to the section entitled “Executive Compensation — Employment Contracts, Termination of Employment and Change-in-Control Arrangements” and “Management — Compensation of Directors.”

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors has voted to nominate Harry H. Penner, Jr., Stewart Hen, and John P. Richard for election at the Annual Meeting for a term of three years to serve until the 2009 Annual Meeting of Stockholders, and until their respective successors are elected and qualified. The Class II directors (Jonathan S. Leff and Jonathan D. Root) and the Class III directors (Manuel A. Navia, Sheldon Berkle, and Michael S. Wyzga) will serve until the Annual Meetings of Stockholders to be held in 2007 and 2008, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Harry H. Penner, Jr., Stewart Hen, and John P. Richard. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted at the Meeting is required to elect each nominee as a director.

The Board of Directors recommends the election of Harry H. Penner, Jr., Stewart Hen, and John P. Richard as directors, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 2 — INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006. The Board proposes that the stockholders ratify this appointment. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2005. We expect that representatives of Deloitte & Touche will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2005	2004

Audit fees:(1)	$788,873	$130,500
Audit related fees:	—	—
Tax fees:(2)	13,500	21,500
All other fees:(3)	2,400	15,764
Total	804,873	167,764

(1)	Audit fees consisted of audit work performed as well as work generally only the independent auditor can reasonably be expected to provide, including $632,213 of costs associated with the preparation and review of our Registration Statement on Form S-1 relating to our initial public offering.

(2)	Tax fees consisted principally of assistance with matters related to tax compliance and reporting.

(3)	All other fees in 2005 and 2004 consisted principally of various accounting and tax consulting work.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate estimate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares voted affirmatively or negatively on the matter at the Meeting is required to ratify the appointment of the independent registered public accounting firm.

The Board of Directors recommends a vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.altus.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 125 Sidney Street, Cambridge, MA 02139. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2007, stockholder proposals must be received no later than 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Office of the General Counsel, Altus Pharmaceuticals Inc., 125 Sidney Street, Cambridge, MA 02139.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.altus.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Altus Pharmaceuticals Inc., 125 Sidney Street, Cambridge, MA 02139.

APPENDIX A

ALTUS PHARMACEUTICALS INC.
Audit Committee Charter

PURPOSE

The Audit Committee (the “Committee”) shall provide assistance to the Board of Directors of Altus Pharmaceuticals Inc. in fulfilling its responsibilities to the Company’s shareholders relating to the accounting and reporting practices of the Company, the quality and integrity of the financial reports of the Company and the audit process. The Audit Committee’s primary duties and responsibilities are to oversee that management has:

•	Maintained the reliability and integrity of the accounting policies, independent audit process and financial reporting and disclosure practices of the Company;

•	Established and maintained processes to assure that an adequate system of internal controls is functioning within the Company; and

•	Established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

DEFINED TERMS

•	“Board” shall mean the Board of Directors of the Company.

•	“Company” shall mean Altus Pharmaceuticals Inc. and its consolidated subsidiary.

•	“Financially Expert” shall mean a person who has prior employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the development of financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

•	“Financially Literate” shall mean the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

•	“Independent Auditors” shall mean a public accountant which (a) satisfies the requirements set forth by Rule 101 of the American Institute of Certified Public Accountants (“AICPA”) Professional Standards, (b) satisfies the requirements of the Independence Standards Board (“ISB”), and (c) is a “registered public accounting firm” as that term is defined by the Sarbanes-Oxley Act of 2002.

COMPOSITION

The Committee shall be comprised of three or more directors who shall meet the independence and audit committee composition requirements under any rules or regulations of NASDAQ and the Securities and Exchange Commission (the “SEC”), and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In connection with the Company’s initial public offering, membership on the Committee may be phased-in in accordance with NASD Marketplace Rule 4350(a)(5) and Rule 10A-3(b)(1)(iv)(A) of the Exchange Act.

All members of the Committee shall be financially literate. At least one member of the Committee shall be financially expert as defined by applicable laws, rules, and regulations or guidance issued by NASDAQ and the SEC.

The eligibility of a Director to serve as a member of the Committee, including a determination of financial sophistication and independence shall be determined by the Board in its reasonable discretion. Members of the Committee shall be elected by the Board, or the committee thereof responsible for nominations of directors and shall serve until their successors shall have been duly elected and qualified, or until the earlier of their resignation, removal or death. If not elected by the Board, the Chair of the Committee may be designated by majority vote of the full Committee.

MEETINGS

The Committee shall meet as frequently as circumstances warrant, but at least four times annually (which meetings may include the quarterly meetings described below). The Chair of the Committee shall be responsible for leadership of the Committee, including determining the frequency of its meetings, preparing the agenda, presiding over the meetings and reporting for the Committee to the Board at its next scheduled meeting following a Committee meeting. To foster open communication between the Board and management, the Committee should meet separately at least once annually with management and at least once annually with the Company’s independent auditors to discuss matters that the Committee or each of these groups believes should be discussed privately. The Audit Committee or its Chairperson, or the Chairperson’s designee, must meet with the Company’s independent auditors and management quarterly to review the Company’s financial statements and internal controls. Members of the Committee may participate at meetings of the Committee by video conference, tele-conference or other electronic means.

RESPONSIBILITIES, DUTIES AND AUTHORITY

To fulfill its responsibilities and duties the Committee shall:

Document Review

1. Review annually the adequacy of this Charter. The Committee shall recommend to the Board, as conditions warrant, that the Board amend or supplement this Charter.

2. Review with representatives of management and the independent auditors the Company’s annual earnings announcements prior to public release and the audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board whether such audited financial statements should be included in the Company’s annual report on Form 10-K.

3. Meet quarterly with representatives of management and the independent accounting firm to review the Company’s quarterly earnings announcements prior to public release and the interim financial statements prior to their inclusion in the Company’s quarterly reports on Form 10-Q. The Committee will discuss with the independent auditors any matters required to be communicated by the independent auditors to the Committee or its Chairperson in connection with the independent auditor’s review of the interim financial statements of the Company. The Chairperson or another member of the Committee designated by the Chairperson shall be available to review with management, current disclosures regarding material changes in the financial condition or operations of the Company.

Independent Auditors

1. Be directly responsible for the appointment, compensation, retention and oversight of the independent auditors including the evaluation of the performance of the independent auditor. The auditors shall report directly to the Audit Committee.

2. Pre-approve the engagement of the Company’s independent auditors for all audit, audit-related and non audit-related services in accordance with the Company’s pre-approval policy.

3. On an annual basis, review and discuss with the Company’s independent auditors all significant relationships the independent auditors have with the Company to determine the independent auditors’ independence.

4. Oversee the independence of the Company’s independent auditors by:

a) receiving from the Company’s independent auditors on a periodic basis (at least annually) a formal written statement delineating all relationships between the Company’s independent auditors and the Company consistent with Independent Standards Board (“ISB”) Standard No. 1 (Independence Discussions with Audit Committees); and

b) on a periodic basis (at least annually) reviewing and actively discussing with the Board and the Company’s independent auditors any disclosed relationships or services between the independent auditors and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

5. On a periodic basis (prior to earnings announcements or the filing of forms 10-Q and form 10-K), discuss with management and representatives of the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board (United States) Statements on Auditing Standards (“SAS”) No. 61 (“Communications with Audit Committees”) as amended by SAS 89 and SAS 90, and Rule 2-07 of Regulation S-X as it may be modified or supplemented from time to time.

Financial Reporting Process

1. Review with management and the independent auditors at the completion of the annual audit:

(a) the Company’s annual financial statements and related footnotes;

(b) the independent auditor’s audit of the financial statements and report thereon;

(c) any significant changes required, during the course of the audit, in the independent auditor’s audit plan;

(d) any material difficulties or disputes with management encountered during the course of the audit;

(e) any material correcting adjustments that have been identified by the independent auditors in accordance with generally accepted accounting principles and applicable laws, rules and regulations; and

(f) any material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, which may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2. Inquire of management, and the independent auditors about key financial statement risk areas, the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas. Also, review and evaluate the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.

3. Consider the independent auditor’s reports and judgments brought to the attention of the Committee about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Also, review and consider information received from the independent auditors regarding all critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

4. At least once each fiscal quarter, review with management and the independent auditors their assessments of the effectiveness of the Company’s internal control over financial reporting (including any annual report on internal control and related matters required in the annual report to stockholders), the resolution of any identified material weaknesses in such internal control over financial reporting and the assessments of such internal control over financial reporting to be included in filings with the SEC or other publicly available documents. Review with management and the independent auditors as appropriate, their assessments of the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal quarter.

5. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Compliance

1. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter relating to its responsibilities.

2. Review all related party transactions for potential conflict of interest situations on an ongoing basis and any transactions which must be approved by the Committee (or another independent body of the Board) to the extent required by applicable laws, rules, regulations and by NASDAQ.

3. Review with corporate officers, and where appropriate the independent auditors, the Company’s corporate compliance program, any significant issues noted during the implementation of such program and any significant changes recommended in the scope of such program. The Committee shall review and make recommendations to the Board regarding the code of conduct/ethics adopted or to be adopted by the Board as required by applicable laws, rules and regulations and by NASDAQ.

4. Review with the Company’s legal counsel all legal and regulatory matters brought to the attention of the Committee that may have a material impact on the financial statements. The Committee shall respond appropriately to any matters reported to it by counsel, including reporting to the Board on such matters, and adopting, as necessary, appropriate remedial measures or sanctions, or recommending such action to the Board.

Reports

1. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Company’s annual proxy statement, and receive the information to be provided by the outside auditors for inclusion in the proxy statement, including all fees relating to their services.

2. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

Other

1. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

2. Retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company’s expense, special legal, accounting or other experts or consultants to advise and assist it in complying with its responsibilities set forth herein. The Committee shall have the authority to engage independent counsel, accountants, or other experts or advisers as it determines necessary to carry out its duties, and the Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisers retained by the Committee under this paragraph.

3. Perform such other functions as may be required by applicable laws, rules and regulations and NASDAQ, the Company’s Certificate of Incorporation and Bylaws, or by the Board

# # # # #

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is the responsibility of the Corporation’s management to prepare consolidated financial statements that are complete and accurate and in accordance with generally accepted accounting principles, and it is the responsibility of the Corporation’s independent accounting firm to audit those financial statements. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles. The Committee’s authority, duties and responsibilities are discharged through evaluating reports given to the Committee, presentations made to the Committee and other significant financial reporting decisions reported to the Committee by management and the independent accounting firm.

ALTUS PHARMACEUTICALS INC.
125 SIDNEY STREET
CAMBRIDGE, MASSACHUSETTS 02139
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, JULY 27, 2006
THE BOARD OF DIRECTORS OF ALTUS PHARMACEUTICALS INC.
SOLICITS THIS PROXY
The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated June 13, 2006 in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, July 27, 2006 at the Hotel @ MIT, 20 Sidney Street, Cambridge, MA 02139 and hereby appoints Sheldon Berkle and Jonathan I. Lieber, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Altus Pharmaceuticals Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.
This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the directors and FOR the ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006.
In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.
If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.
1. Election of Class I Directors (or if the nominees are not available for election, such substitutes as the Board of Directors may designate):
Proposal to elect Harry H. Penner, Jr., Stewart Hen, and John P. Richard as Class I Directors of the Company.

☐ FOR ALL	☐ FOR ALL EXCEPT:	☐ WITHHOLD VOTE
☑	Please mark votes as in this example.
The Board of Directors recommends a vote FOR Proposal 1.
2. Ratification of the selection of independent auditors for our fiscal year ending December 31, 2006.
Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for our fiscal year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ WITHHOLD VOTE

☑	Please mark votes as in this example.
The Board of Directors recommends a vote FOR Proposal 2.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date

Signature:	Date

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!